SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the  Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                          LONDON FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:
          ______________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          ______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________
     4)   Proposed maximum aggregate value of transaction:
          ______________________________________________________________________
     5)   Total fee paid:
          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          __________________________________________________
     2)   Form, Schedule or Registration Statement No.:
          __________________________________________________
     3)   Filing Party:
          __________________________________________________
     4)   Date Filed:
          __________________________________________________

                          LONDON FINANCIAL CORPORATION
                               2 East High Street
                               London, Ohio 43140
                                 (614) 852-0787

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the 1997 Annual Meeting of Shareholders of London Financial Corporation ("LFC") will be held at the office of The Citizens Loan & Savings Company, 2 East High Street, London, Ohio 43140, on January 23, 1997, at 10:00 a.m., Eastern Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

          1.   To elect three directors of LFC for terms expiring in 1999;

          2. To approve the London Financial Corporation 1997 Stock Option and Incentive Plan, a copy of which is attached hereto as Exhibit A;

          3. To approve The Citizens Loan & Savings Company Management Recognition Plan and Trust, a copy of which is attached hereto as Exhibit B;

          4. To ratify the selection of Grant Thornton LLP as the auditors of LFC for the current fiscal year; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of LFC of record at the close of business on December 5, 1996, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                          By Order of the Board of Directors



                                          John J. Bodle, President


London, Ohio
December 12, 1996

                          LONDON FINANCIAL CORPORATION
                               2 East High Street
                               London, Ohio 43140
                                 (614) 852-0787

                                 PROXY STATEMENT

                                     PROXIES

      The enclosed Proxy is being solicited by the Board of Directors of London Financial Corporation, an Ohio corporation ("LFC"), for use at the 1997 Annual Meeting of Shareholders of LFC to be held at the office of The Citizens Loan & Savings Company ("Citizens"), 2 East High Street, London, Ohio 43140, on January 23, 1997, at 10:00 a.m., Eastern Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by execution of a later dated proxy which is received by LFC before the Proxy is exercised or by giving notice of revocation to LFC in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a proxy.

      Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

          FOR the election of Donald E. Forrest, Edward D. Goodyear and Kennison
          A. Sims as directors of LFC for terms expiring in 1999;

          FOR the approval of the London Financial Corporation 1997 Stock Option and Incentive Plan (the "Stock Option Plan"), a copy of which is attached hereto as Exhibit A;

          FOR the approval of The Citizens Loan & Savings Company Management Recognition Plan and Trust (the "MRP"), a copy of which is attached hereto as Exhibit B; and

          FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the auditors of LFC for the current fiscal year.

Proxies may be solicited by the directors, officers and other employees of LFC and Citizens, in person or by telephone, telegraph or mail only for use at the Annual Meeting. Such proxies will not be used for any other meeting.
The cost of soliciting proxies will be borne by LFC.

      Only shareholders of record as of the close of business on December 5, 1996 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. LFC's records disclose that, as of the Voting Record Date, there were 529,000 votes entitled to be cast at the Annual Meeting.

      This Proxy Statement is first being mailed to shareholders of LFC on or about December 20, 1996.


                                  VOTE REQUIRED

Election of Directors

      Under Ohio law and LFC's Code of Regulations (the "Regulations"), the three nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed and dated by the shareholder, but no vote is specified thereon, the shares held by such shareholder will be voted FOR the re-election of the three nominees.

Approval of the Stock Option Plan and the MRP

      The affirmative vote of the holders of at least a majority of the outstanding shares of LFC is necessary to approve the Stock Option Plan and the MRP. Generally, shares which are held by a nominee for a beneficial owner and which are represented in person or by proxy at the Annual Meeting, but not voted with respect to such proposals ("Non-votes"), will have the same effect as a vote against the approval of the Stock Option Plan and the MRP. If, however, shares are represented at the Annual Meeting by a shareholder who signed and dated a proxy in the form of the enclosed Proxy, but who did not vote on the approval of the Stock Option Plan or the MRP by marking the appropriate block on the Proxy, such shares will be voted FOR the adoption of the Stock Option Plan and the MRP and will not be considered Non-votes.

Ratification of Selection of Auditors

      The affirmative vote of the holders of a majority of the shares of LFC represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Grant Thornton as the auditors of LFC for the current fiscal year. Non-votes will have the same effect as a vote against the approval of such ratification, as will abstentions. If, however, shares are represented at the Annual Meeting by a shareholder who signed and dated a proxy in the form of the enclosed Proxy, but who did not vote on the ratification of the selection of Grant Thornton by marking the appropriate block on the Proxy, such shares will be voted FOR the ratification of the selection of Grant Thornton and will not be considered Non-votes.


   VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the only person known to LFC to own beneficially more than five percent of the outstanding common shares of LFC, as of December 11, 1996:

                                Amount and Nature of             Percent of
Name and Address                Beneficial Ownership         Shares Outstanding
----------------                --------------------         ------------------

First Bankers Trust, N.A.
1201 Broadway                        42,320 (1)                     8.0%
Quincy, Illinois 62301

----------------------------

(1) Consists of shares held by First Bankers Trust, N.A., as the trustee for the London Financial Corporation Employee Stock Ownership Plan.

      The following table sets forth certain information with respect to the number of common shares of LFC beneficially owned by each director of LFC and by all directors and executive officers of LFC as a group, as of December 11, 1996:

                             Amount and Nature of          Percent of
Name and Address (1)       Beneficial Ownership (2)    Shares Outstanding
--------------------       ------------------------    ------------------

John I. Andrix                    19,786 (3)                   3.74%
Rodney A. Bell                    20,286 (4)                   3.83%
John J. Bodle                     20,187 (5)                   3.82%
Donald E. Forrest                 19,786                       3.74%
Edward D. Goodyear                19,786 (6)                   3.74%
Kennison A. Sims                  20,000 (7)                   3.78%
All directors and
   executive officers            100,762                      19.05%
   as a group (8 people)
-----------------------------

(1) Each of the persons listed on this table may be contacted at the address of LFC.

(2) The beneficial owner has sole voting and investment power unless otherwise indicated.

(3) Includes 6,561 shares held by Andrix & Company, of which Mr. Andrix is the owner.

(4) Includes 500 shares held by Mr. Bell's son. The remainder of such shares are held by Mr. Bell jointly with his spouse.

(5) Includes 10,895 shares held by Mr. Bodle jointly with his spouse and 811 shares held by Mr. Bodle's spouse individually.

(6)  Includes 10,832 shares held by Mr. Goodyear jointly with his spouse.

(7)  Includes 6,675 shares held by Mr. Sims jointly with his spouse.


Section 16(a) Beneficial Ownership Reporting Compliance

      Under the federal securities laws, each director and executive officer of LFC is required to file a Form 3 to report his beneficial ownership of common shares of LFC to the Securities and Exchange Commission within 10 days after the date on which he becomes a director or executive officer. LFC must disclose in its Proxy Statements any failure to file a Form 3 timely. At the time of his appointment to the Board of Directors of LFC in May 1996, Mr. Kennison A. Sims did not file a Form 3 as required within 10 days following such appointment. See "PROPOSAL ONE - ELECTION OF DIRECTORS."


                     PROPOSAL ONE - ELECTION OF DIRECTORS

Election of Directors

      The Regulations provide for a Board of Directors consisting of seven persons divided into two classes. In accordance with Section 2.02 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of LFC by the later of the December 1st immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of LFC owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

      The Board of Directors proposes the reelection of the following persons to serve until the Annual Meeting of Shareholders in 1999 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:

                                                           Director
                                                            of LFC
Name                 Age (1)     Position(s) Held          Since (2)
----                 -------     ----------------          ---------

Donald E. Forrest       75           Director                1996
Edward D. Goodyear      49           Director                1996
Kennison A. Sims        44           Director                1996

-----------------------------

(1)  As of December 1996.

(2) Mr. Forrest and Mr. Goodyear became directors of LFC in connection with the conversion of Citizens from mutual to stock form (the "Conversion") and the formation of LFC as the holding company for Citizens. Mr. Sims was appointed in May 1996 by the Board of Directors to fill a vacancy on the Board of Directors.

If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

      The following directors will continue to serve as directors of LFC after the Annual Meeting for the terms indicated:

                                                     Director of
  Name (1)         Age (2)        Positions Held    LFC Since (3)   Term Expires
  --------         -------        --------------    -------------   ------------

  John I. Andrix      49          Director              1996            1998
  Rodney A. Bell      77          Director              1996            1998
  John J. Bodle       49          Director and          1996            1998
                                  President

------------------------------

(1) There is currently one vacancy in the class of directors the term of which expires in 1998. The Board of Directors is currently considering the manner in which such vacancy should be filled.

(2)  As of December 1996.

(3)  Each director became a director in connection with the Conversion.

     Mr. John I. Andrix. Mr. Andrix has been the President and owner of Andrix & Company, a general insurance agency located in Madison County, Ohio since 1974.

     Mr. Rodney A. Bell. From 1958 to 1986, Mr. Bell owned and operated Rod-Bell Ford, an automobile dealership in London, Ohio. Mr. Bell sold the dealership to Buckeye Ford in 1986. Since 1986, Mr. Bell has been a salesman at Buckeye Ford.

     Mr. John J. Bodle. Mr. Bodle has been the President of LFC since 1995 and the President of Citizens since 1991. Mr. Bodle has been an employee of Citizens since 1986.

     Mr. Donald E. Forrest. For the past 48 years, Mr. Forrest has been the owner-operator of Forrest Trucking Company, West Jefferson and London, Ohio.

     Mr. Edward D. Goodyear. Mr. Goodyear is a Certified Public Accountant who has practiced in London, Ohio, since 1971. Since 1974, Mr. Goodyear has been the Assistant Treasurer of The Dispatch Printing Company, publisher of The Columbus Dispatch newspaper.

     Mr. Kennison A. Sims. Mr. Sims has been the owner-operator of The Sims Construction Company, located in London, Ohio, since 1976.

Meetings of Directors

     LFC was incorporated in October 1995. The Board of Directors of LFC met seven times for regularly scheduled and special meetings during the fiscal year ended September 30, 1996. Each director attended at least 75% of the aggregate of such meetings.

     Each director of LFC is also a director of Citizens. The Board of Directors of Citizens met 16 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1996. Each director attended at least 75% of the aggregate of such meetings and all meetings of committees of the Board of Directors of which such director was a member.

Committees of Directors

     The Board of Directors of LFC has a Stock Option Plan Committee and an MRP Committee.

     The members of the Stock Option Plan Committee are Messrs. Andrix, Goodyear and Sims. The Stock Option Plan Committee administers the Stock Option Plan and determines the number of shares to be covered by options granted to the officers and employees of LFC and Citizens pursuant to the Stock Option Plan.

     The members of the MRP Committee are Messrs. Andrix, Goodyear and Sims. The MRP Committee administers the MRP and determines the number of shares to be awarded to officers and employees of LFC and Citizens pursuant to the Stock Option Plan.

     The Board of Directors of Citizens has an Executive Committee, an Audit Committee and a Classification and Fixed Asset Committee, but no separate nominating or compensation committees.

     The members of the Executive Committee are Messrs. Andrix, Goodyear and Bodle. With authority to approve individual loans in amounts less than $150,000, the Executive Committee also sets compensation for the executive officers of Citizens, subject to approval by the full Board of Directors, and is authorized to act on behalf of the Board of Directors between regular meetings of the Board of Directors. The Executive Committee met 12 times during the fiscal year ended September 30, 1996.

     The members of the Audit Committee are Messrs. Bell, Forrest and Goodyear. The Audit Committee is responsible for auditing teller boxes, reviewing and reporting to the full Board of Directors on the independent audits of LFC and reviewing loan files for regulatory compliance and adherence to the lending policies of Citizens. The Audit Committee met six times during the fiscal year ended September 30, 1996.

     The members of the Classification and Fixed Asset Committee are Messrs. Andrix, Bell and Bodle. The function of the Classification and Fixed Asset Committee is to review delinquent loans, non-performing assets and real estate acquired through foreclosure proceedings and to report and recommend action to the full Board of Directors with regard thereto. The Classification and Fixed Asset Committee met four times during the fiscal year ended September 30, 1996.


                               EXECUTIVE OFFICERS

      In addition to Mr. Bodle, the President of both LFC and Citizens, the following persons are executive officers of LFC and Citizens and hold the designated positions:

Name                   Age (1)     Position(s) Held
----                  -------     ----------------

Joyce E. Bauerle        44       Vice President and Treasurer of
                                 Citizens and Treasurer of LFC

Rebecca A. Lohr         39       Secretary of LFC and Citizens

-----------------------------

(1)  As of December 1996.

     Ms. Joyce E. Bauerle. Ms. Bauerle has served as a Vice President of Citizens since January 1996 and has served as the Treasurer of Citizens since 1981 and as Treasurer of LFC since LFC's incorporation in October 1995.

     Ms. Rebecca A. Lohr. Ms. Lohr has served as the Secretary of Citizens for the past five years and as the Secretary of LFC since October 1995.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

      No executive officer of LFC or Citizens received compensation in excess of $100,000 in fiscal 1996. The following table sets forth the compensation paid to John J. Bodle, the President of LFC and Citizens, for the fiscal years ended September 30, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE

                                    Annual Compensation
Name and Principal                                               All Other
Position              Year       Salary ($)      Bonus ($)    Compensation (1)
------------------    ----       ----------      ---------    ----------------

John J. Bodle         1996        $55,530         $10,725         $8,400
President             1995         53,560          11,962          7,100

----------------------------

(1) Consists of directors' fees. Does not include amounts attributable to miscellaneous benefits received by Mr. Bodle, the cost of which was less than 10% of his annual salary and bonus.

Director Compensation

     LFC pays no director's fees. Each director of Citizens currently receives a fee of $500 for each meeting of the Board of Directors attended. In addition, each member of the Executive Committee, the Audit Committee and the Classification and Fixed Asset Committee receives, respectively, $300, $100 and $100 for each committee meeting attended.

Employment Agreements

     On March 29, 1996, Citizens entered into an employment agreement with Mr. Bodle (the "Employment Agreement"). Citizens has not entered into an employment agreement with any other officer.

     The Employment Agreement provides for a term of three years, a salary of not less than $53,560 and performance review by the Board of Directors not less often than annually. The Employment Agreement also provides for the inclusion of Mr. Bodle in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible.

     The Employment Agreement is terminable by Citizens at any time. In the event of termination by Citizens for "just cause," as defined in the Employment Agreement, Mr. Bodle will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Citizens other than for just cause, at the end of the term of the Employment Agreement or in connection with a "change of control," as defined in the Employment Agreement, Mr. Bodle will be entitled to a continuation of salary payments for a period of time equal to the term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which Mr. Bodle becomes employed full-time by another employer.

     The Employment Agreement also contains provisions with respect to the occurrence of the following within one year of a "change of control": (1) the termination of employment of Mr. Bodle for any reason other than just cause, retirement or termination at the end of the term of the Employment Agreement and
(2) a constructive termination resulting from a change in the capacity or circumstances in which Mr. Bodle is employed or from a material reduction in his responsibilities, authority, compensation or other benefits provided under the Employment Agreement without Mr. Bodle's written consent. In the event of any such occurrence, Mr. Bodle will be entitled to receive an amount equal to three times his average annual compensation for the three taxable years immediately preceding the termination of employment. In addition, Mr. Bodle will be entitled to continued coverage under all benefit plans until the earliest of the end of the term of the Employment Agreement or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum which Mr. Bodle may receive under such provisions, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section
280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). "Control," as defined in the Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of Citizens or LFC, the control of the election of a majority of the directors of Citizens or LFC or the exercise of a controlling influence over the management or policies of Citizens or LFC.

Certain Transactions

     Citizens has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. As required by federal law, all such loans to executive officers and directors are made in the ordinary course of business, on the same terms and conditions as those of comparable transactions prevailing at the time and in accordance with Citizens' underwriting guidelines. In addition, such loans do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to all officers and directors and their related interests totaled $472,844 at September 30, 1996.

           PROPOSAL TWO - APPROVAL OF THE LONDON FINANCIAL CORPORATION
                      1996 STOCK OPTION AND INCENTIVE PLAN


General

     On  November  21,  1996,  the Board of  Directors  of LFC adopted the Stock
Option Plan. In accordance with the terms of the Stock Option Plan and regulations of the Office of Thrift Supervision (the "OTS"), the Stock Option Plan must also be approved by the holders of a majority of the outstanding shares of LFC. The provisions of the Stock Option Plan comply with OTS regulations. The OTS in no way endorses or approves the Stock Option Plan. The Board of Directors of LFC recommends that the shareholders of LFC approve the Stock Option Plan.

     The following is a summary of the terms of the Stock Option Plan and is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which is attached hereto as Exhibit A.

Purpose, Administration and Eligibility

     The purposes of the Stock Option Plan include retaining and providing incentives to the directors, officers and employees of LFC and its subsidiaries by facilitating their purchase of a stock interest in LFC. Pursuant to the Stock Option Plan, 52,900 common shares have been reserved for issuance by LFC upon the exercise of options to be granted to certain directors, officers and employees of Citizens and LFC from time to time under the Stock Option Plan. If options in respect of all shares reserved for issuance under the Stock Option Plan are granted and exercised, the voting power of existing shareholders will be diluted by approximately 10% and the influence of directors and officers of LFC over the outcome of the vote on any matters submitted to LFC shareholders, including changes of control, will increase.

     The Stock Option Plan will be administered by a committee of directors composed of at least three directors of LFC who are not employees of LFC (the "Stock Option Committee"). The Stock Option Committee may grant options under the Stock Option Plan at such times as they deem most beneficial to Citizens and LFC on the basis of the individual participant's responsibility, tenure and future potential to Citizens and LFC. Grants must be made in accordance with OTS regulations which provide that no individual may receive options to purchase more than 25% of the shares which are reserved for issuance under the Stock Option Plan and that no director who is not an employee of LFC or Citizens may receive options to purchase more than 5% of such shares individually or 30% in the aggregate.

     Without further approval of the shareholders, the Board of Directors may at any time terminate the Stock Option Plan or may amend it from time to time in such respects as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of the shareholders, make any amendment which would (a) increase the aggregate number of common shares which may be issued under the Stock Option Plan (except for adjustments to reflect certain changes in the capitalization of LFC), (b) materially modify the requirements as to eligibility for participation in the Stock Option Plan, or
(c) materially increase the benefits accruing to participants under the Stock Option Plan. Notwithstanding the foregoing, the Board of Directors may amend the Stock Option Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

Option Terms

     Options granted under the Stock Option Plan may be "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") or may not be ISOs ("Non-qualified Options"). The option exercise price for ISOs and Non-qualified Options will be determined by the Stock Option Committee at the time of grant, but must not be less than 100% of the fair market value of the shares on the date of the grant. No stock option will be exercisable after the expiration of ten years from the date of grant. In the case of an ISO granted to an employee who owns more than 10% of LFC's outstanding common shares at the time an ISO is granted under the Stock Option Plan, however, the exercise price of the ISO may not be less than 110% of the fair market value of the shares on the date of the grant and the ISO may not be exercisable after the expiration of five years from the date of grant.

     An option recipient will not be permitted to transfer or assign an option other than by will, in accordance with the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction. "Termination for cause," as defined in the Stock Option Plan, will result in the annulment of any outstanding options.

     LFC will receive no monetary consideration for the granting of options under the Stock Option Plan. Upon the exercise of options, LFC will receive payment of cash, common shares of LFC or a combination of cash and common shares from option recipients in exchange for shares issued. The market value of the common shares underlying the options reserved for the Stock Option Plan is $714,150, based upon the number of shares reserved, multiplied by the $13.50 per share closing bid price quoted by The Nasdaq SmallCap Market ("Nasdaq") on December 11, 1996.

Tax Treatment of Incentive Stock Options

     An optionee who is granted an ISO will not recognize taxable income either on the date of grant or on the date of exercise, although the alternative minimum tax may apply. Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. If the optionee disposes of the shares within two years of the date of grant or within one year from the date of the transfer of the shares to the optionee (a "Disqualifying Disposition"), however, then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the shares have been held.

     LFC is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying
Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

     If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired shares of LFC, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired shares to LFC, and shares received by the optionee equal in number to previously acquired common shares exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. (The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares received by the optionee in excess of the number of shares previously acquired will have a basis for federal income tax purposes of zero and a holding period which commences as of the date the shares are transferred to the optionee upon exercise of the ISO. If the exercise of an ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of such previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Tax Treatment of Non-qualified Options

     An optionee receiving a Non-qualified Option does not recognize taxable income on the date of grant of the option, provided that the option does not have a readily ascertainable fair market value at the time it is granted. The optionee must recognize ordinary income generally at the time of exercise of a Non-qualified Option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding by LFC generally will be required. The amount of ordinary income recognized by an optionee will be deductible by LFC in the year that the optionee recognizes the income if LFC complies with the applicable withholding requirement.

     If, at the time of exercise, the sale of the shares could subject the optionee to short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, such person generally will not recognize ordinary income until the date that the optionee is no longer subject to such Section 16(b) liability. Upon such date, the optionee will recognize ordinary income in an amount equal to the fair market value of the shares on such date less the option exercise price. Nevertheless, the optionee may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

     Shares acquired upon the exercise of a Non-qualified Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize long-term capital gain or loss if the optionee has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the shares for one year or less.

     If a holder of a Non-qualified Option pays the exercise price, in whole or in part, with previously acquired shares of LFC, the optionee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The optionee will not recognize gain or loss with respect to the previously acquired shares upon delivering such previously acquired shares to LFC unless such delivery constitutes a Disqualifying Disposition of shares acquired through the exercise of an ISO. Shares received by an optionee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as such previously acquired shares. Shares received by an optionee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date of exercise or such other relevant date.

Proposed Awards

     The Board of Directors of LFC adopted the Stock Option Plan on November 21, 1996. If the shareholders approve the Stock Option Plan, options to purchase 3,174 common shares of LFC will automatically be granted in accordance with the terms of the Stock Option Plan to each non-employee director on the fifth business day following the effective date of the Stock Option Plan. Options to purchase 3,174 common shares of LFC will also be automatically granted in accordance with the terms of the Stock Option Plan to each non-employee director who is not a director on the effective date of the Stock Option Plan, but who is subsequently elected or appointed to the Board of Directors of LFC, Citizens or a subsidiary of LFC on the date of such election or appointment, if reserved shares remain available under the Stock Option Plan.

     In addition, if the shareholders approve the Stock Option Plan at the Annual Meeting, the Stock Option Committee intends to grant the following options under the Stock Option Plan to the corresponding executive officers:

               Name of Recipient             Shares Subject to Options
               -----------------             -------------------------
               John J. Bodle                          13,225
               Joyce E. Bauerle                        1,500
               Rebecca A. Lohr                         1,500


The Stock Option Committee also intends to grant options to purchase 6,000 common shares to the employees of LFC and Citizens who are not executive officers. No determination has yet been made with respect to the extent to which the options granted to employees will be ISOs.

     If reserved shares are available under the Stock Option Plan, the Stock Option Committee may grant options under the Stock Option Plan to the directors, officers and employees of LFC and Citizens in the future at such times as they deem most beneficial to LFC and Citizens on the basis of the individual participant's responsibility, tenure and future potential. Options awarded under the Stock Option Plan will become exercisable at the rate of one-fifth per year commencing on the date that is one year after the date of grant of the award.

     The Board of Directors of LFC recommends that the shareholders of LFC approve the Stock Option Plan. Accordingly, the shareholders of LFC will be asked to approve the following resolution at the Annual Meeting:

         RESOLVED, that the London Financial Corporation 1997 Stock Option and Incentive Plan be, and it hereby is, approved.


        PROPOSAL THREE - APPROVAL OF THE CITIZENS LOAN & SAVINGS COMPANY
                      MANAGEMENT RECOGNITION PLAN AND TRUST

General

     On November 21, 1996, the Board of Directors of LFC adopted the MRP. In accordance with the terms of the MRP and regulations of the OTS, the MRP must also be approved by the holders of a majority of the outstanding shares of LFC. The provisions of the MRP comply with OTS regulations. The OTS in no way endorses or approves the MRP. The Board of Directors of LFC recommends that the shareholders of LFC approve the MRP.

     The following is a summary of the terms of the MRP and is qualified in its entirety by reference to the full text of the MRP, a copy of which is attached hereto as Exhibit B.

Purpose, Administration and Eligibility

     The purpose of the MRP is to provide directors, officers and certain key employees of LFC and Citizens with an ownership interest in LFC in a manner designed to compensate such directors, officers and key employees for services to LFC and Citizens. If the shareholders approve the MRP at the Annual Meeting, Citizens expects to contribute sufficient funds to enable the MRP to purchase up to 21,160 common shares of LFC at the market price at the time of such purchase.

     The MRP will be administered by a committee of directors composed of at least three directors of Citizens who are not employees of Citizens (the "MRP Committee"). The MRP Committee will determine the number of shares to be awarded to eligible participants other than non-employee directors. The MRP Committee may make awards under the MRP to the officers and employees of LFC and Citizens at such times as they deem most beneficial to LFC on the basis of the individual participant's responsibility, tenure and future potential. Grants must be made in accordance with OTS regulations, which provide that no individual may be awarded more than 25% of the shares which are reserved for issuance under the MRP and that directors who are not employees of LFC or Citizens may not receive more than 5% of such shares individually or 30% in the aggregate. The MRP will either purchase the 21,160 common shares of LFC in the open market or from the authorized, but unissued shares of LFC.

     In the event that the MRP purchases all 21,160 shares from authorized, but unissued shares of LFC, the voting power of current shareholders will be diluted by approximately 4%.

Terms

     Unless the MRP Committee specifies a longer period of time, one-fifth of the number of shares awarded to an individual will become earned and non-forfeitable on each of the first five anniversaries of the date of such award. Compensation expense in the amount of the fair market value of the MRP shares will be recognized as the shares are earned. Until shares awarded are earned by the participant, such shares will be forfeited in the event that the participant ceases to be either a director or an employee of Citizens, except that in the event of the death or disability of a participant, the participant's shares will be deemed to be earned and non-forfeitable.

     The shares, together with any cash dividends or distributions paid thereon, will be distributed as soon as practicable after they are earned. A participant may direct the voting of all shares awarded to him or her which have been earned, but have not yet been distributed to him or her. Shares that have been awarded, but not earned, will be voted in the discretion of the MRP Trustee to be appointed by the MRP Committee. Shares that have been awarded, but not earned, may not be transferred.

     The Board of Directors of Citizens may, by resolution, amend or terminate the MRP.

Tax Treatment of Shares Awarded Under the MRP

     Persons receiving shares under the MRP generally will not recognize income upon the award of such shares, but will recognize ordinary income when and to the extent such shares become earned and non-forfeitable, in an amount equal to the fair market value of the shares at the time such shares become earned and non-forfeitable plus the amount of any earnings distributed to the participant with respect to such shares. If applicable withholding requirements are satisfied, LFC will be entitled to a deduction each year in an amount equal to the income, if any, recognized by participants for such year.

     Under Section 83(b) of the Code, a participant may elect, within 30 days after the shares are awarded, to recognize ordinary income on the date the shares are awarded based on the fair market value of the shares on such date. If the election is made, Citizens would be entitled to a deduction for an equivalent amount. A participant making such an election will have a tax basis in the shares equal to the amount of ordinary income recognized, and the participant's holding period for capital gains purposes for such shares will commence on the date the shares are awarded. If a Section 83(b) election is made, however, and the shares are subsequently forfeited, the participant will not be entitled to either a deduction of the amount previously recognized as income with respect to such shares or a refund of any tax paid thereon. If an election under Section 83(b) is not made with respect to an award, Citizens will recognize the compensation expense arising from such award ratably over the five year vesting period, based on the fair market value of the shares at the time of vesting.

Proposed Awards

     The Board of Directors of LFC adopted the MRP on November 21, 1996. If the shareholders approve the MRP, Citizens expects to contribute sufficient funds to enable the MRP to purchase up to 21,160 common shares of LFC at the market price at the time of such purchase. After such purchase, 1,270 common shares of LFC will automatically be awarded in accordance with the terms of the MRP to each non-employee director on the fifth business day following the effective date of the MRP. Common shares of LFC may also be awarded under the MRP to each non-employee director who was not a director on the effective date of the MRP, but who is subsequently elected or appointed to the Board of Directors of LFC, Citizens or a subsidiary of LFC on the date of such election or appointment.

     In addition, if the shareholders approve the MRP at the Annual Meeting, the MRP Committee intends to make the following awards under the MRP:

            Name of Recipient           Shares to be Awarded
            -----------------           --------------------

            John J. Bodle                       5,290
            Joyce E. Bauerle                    1,000
            Rebecca A. Lohr                     1,000

The MRP Committee also intends to award 4,000 common shares to the employees of Citizens who are not executive officers. The MRP Committee may award shares under the MRP to the directors, officers and key employees of LFC and Citizens in the future at such times as they deem most beneficial to LFC and Citizens on the basis of the individual participant's responsibility, tenure and future potential.

     The Board of Directors of LFC recommends that the shareholders of LFC approve the MRP. Accordingly, the shareholders of LFC will be asked to approve the following resolution at the Annual Meeting:

            RESOLVED,   that  The  Citizens   Loan  &  Savings   Company
            Management Recognition Plan and Trust be, and it hereby is, approved.


                                NEW PLAN BENEFITS

      The following table sets forth certain information with respect to the options expected to be granted pursuant to the Stock Option Plan and the awards expected to be made pursuant to the MRP:


                              Stock Option Plan (1)                         MRP
                            -------------------------      -------------------------------------
Name and Position           Shares Subject to Options      Dollar Value ($)(2)        Shares (#)
-----------------           -------------------------      -------------------        ----------
John J. Bodle, President              13,225                     $178,538                5,290
All executive officers,
  as a group (3 persons)              16,225                      219,038                7,290
All directors who are not
  officers, as a group
  (5 persons)                         15,870                      214,245                6,350
All employees who are not
 executive officers, as a
 group (6 persons)                     6,000                       81,000                4,000

----------------------------

(1) The dollar value of the shares subject to options under the Stock Option Plan is not determinable.

(2) Based upon the number of shares awarded multiplied by the $13.50 per share closing bid price quoted by Nasdaq on December 11, 1996.


                      PROPOSAL FOUR - SELECTION OF AUDITORS

     On July 11, 1996, LFC, with the approval of its Board of Directors, dismissed KPMG Peat Marwick ("KPMG") as LFC's independent auditor and engaged Grant Thornton to act in such capacity. The reports of KPMG on the financial statements of Citizens for the fiscal years ended September 30, 1994 and 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 1994 and 1995, and the interim period through July 11, 1996, there were no disagreements between LFC or Citizens and KPMG on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

     The Board of Directors has selected Grant Thornton as the auditors of LFC and Citizens for the current fiscal year and recommends that the shareholders ratify such selection. Management expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

     Any proposals of shareholders intended to be included in the proxy statement for the 1998 Annual Meeting of Shareholders of LFC should be sent to LFC by certified mail and must be received by LFC not later than August 14, 1997.

     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.


                                          By Order of the Board of Directors



                                          John J. Bodle, President

London, Ohio
December 12, 1996

                                 REVOCABLE PROXY


                          LONDON FINANCIAL CORPORATION

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF LONDON FINANCIAL CORPORATION


     The undersigned shareholder of London Financial Corporation ("LFC") hereby constitutes and appoints John I. Andrix and Rodney A. Bell, or either one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of LFC to be held at the office of The Citizens Loan & Savings Company, located at 2 East High Street, London, Ohio, on January 23, 1997, at 10:00 a.m., Eastern Time (the "Annual Meeting"), all of the shares of LFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy
Statement:

     1.   The election of three directors:

           FOR all nominees listed                   WITHHOLD authority to
           below (except as marked to                vote for all nominees
           the contrary below)                       listed below

                              Donald E. Forrest
                              Edward D. Goodyear
                               Kennison A. Sims

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

________________________________________________________________________________


     2. The approval of the London Financial Corporation 1997 Stock Option and Incentive Plan.


            FOR               AGAINST                   ABSTAIN



     3. The approval of The Citizens Loan & Savings Company Management Recognition Plan and Trust.


            FOR               AGAINST                   ABSTAIN



         Important: Please sign and date this proxy on the reverse side.

     4. The ratification of the selection of Grant Thornton LLP as the auditors of London Financial Corporation for the current fiscal year.


            FOR               AGAINST                   ABSTAIN


     5. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.


     This Revocable Proxy will be voted as directed by the undersigned member. If no direction is given, this Revocable Proxy will be voted FOR proposals 1, 2, 3 and 4.

     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting of Shareholders of LFC and of the accompanying Proxy Statement is hereby acknowledged.


NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.


___________________________________          ___________________________________
Signature                                    Signature

___________________________________          ___________________________________
Print or Type Name                           Print or Type Name

___________________________________          ___________________________________
Date                                         Date


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LFC. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.


IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.